UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: June 18, 2007
(Date of earliest event reported)
AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2255 Glades Road, Suite 301E, Boca Raton, Florida	33431

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (561) 999-8700
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On June 18, 2007 Agilysys, Inc. and its wholly-owned subsidiaries, Agilysys NV, LLC and Agilysys DE, Inc. (the “Company”) completed the acquisition of IG Management Company, Inc. and its wholly-owned subsidiaries, InfoGenesis and InfoGenesis Asia Limited (“InfoGenesis”), pursuant to the Agreement and Plan of Merger between the Company and InfoGenesis dated June 1, 2007 (the “Agreement”). The acquisition price was $90 million and was funded by cash on hand.
There are no material relationships between the Company or its affiliates and InfoGenesis other than in respect of the Agreement.
The financial statement and pro forma financial information required by Item 9.01 is not included in this Form 8-K. The Company will provide the required financial statement and pro forma financial information in an amendment to this Form 8-K within the allowable timeframe.
This brief description of the Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Item 7.01 Regulation FD Disclosure
On June 18, 2007, the Company issued a press release announcing that it completed the acquisition of InfoGenesis. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1	Agreement and Plan of Merger by and Among Agilysys NV, LLC, Agilysys DE, Inc. and IG Management Company, Inc.

99.1	Press release issued by Agilysys, Inc. dated June 18, 2007, announcing that it completed the acquisition of InfoGenesis.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Martin F. Ellis
Martin F. Ellis
Executive Vice President, Treasurer and Chief Financial Officer

Date: June 22, 2007

Exhibit Index

Exhibit Number	Description

10.1	Agreement and Plan of Merger by and Among Agilysys NV, LLC, Agilysys DE, Inc. and IG Management Company, Inc.

99.1	Press release issued by Agilysys, Inc. dated June 18, 2007, announcing that it completed the acquisition of InfoGenesis.